SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2007

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Tekni-Plex, Inc. (“Tekni-Plex” or the “Company”) is filing this Form 8-K/A as an amendment to its Current Report on Form 8-K (the “Form 8-K”) that was filed with the United States Securities and Exchange Commission on December 17, 2007. Set forth below is a corrected version of the information set forth in the Form 8-K under Item 5.02 regarding the CRO Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, Tekni-Plex announced the appointment of turnaround specialist James A. Mesterharm of AP Services, LLC (“APS”) and a Managing Director at AlixPartners, LLP (“AlixPartners”), as the Chief Restructuring Officer of Tekni-Plex. In this role, Mr. Mesterharm will work with Tekni-Plex’s senior management team as it implements a series of initiatives aimed at maintaining the Company’s near-term liquidity and strengthening its financial performance. Mr. Mesterharm will remain a Managing Director of AlixPartners while serving as Tekni-Plex’s Chief Restructuring Officer.

Mr. Mesterharm, age 39, has significant expertise in cost reduction plan development and implementation, cash management, crisis management, capital structure refinancing, and business plan development for acquisition and restructuring purposes, and has been a Managing Director of AlixPartners since 2001. He has served as Chief Operating Officer of a leading plastic bag manufacturer (from April 2007 to September 2007), Restructuring Advisor to Silicon Graphics, Inc. (from May 2005 to September 2006) and Safety-Kleen (June 2000 to January 2004), and Chief Restructuring Officer of Parmalat USA (from May 2004 to April 2005). Prior to joining AlixPartners, Mr. Mesterharm was a Manager in the Financial Advisory Services practice of Ernst & Young.

On December 17, 2007, Tekni-Plex entered into a letter agreement with APS (the “CRO Agreement”), to provide the services of Mr. Mesterharm as Chief Restructuring Officer of Tekni-Plex and other APS personnel. Under the terms of the CRO Agreement, and assuming certain levels of staffing from APS, APS will receive a monthly fee of $400,000 from Tekni-Plex, credited against the $400,000 retainer paid by Tekni-Plex at the time of the engagement, plus reasonable out-of-pocket expenses in connection with the services provided. The CRO Agreement also provides for a completion fee, payable in certain circumstances, of $1,750,000. Mr. Mesterharm will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans; he will, however, be entitled to indemnification under the provisions of the Company’s By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	December 17, 2007	By:	/s/ James E. Condon

			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer